                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant  [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for use of the Commission
[X] Definitive proxy statement                  only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                PHOTRONICS, INC.
     ---------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)


     ---------------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1)   Title of each class of securities to which transaction applies:

    --------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

    --------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------
    (5)   Total fee paid:

    --------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

    --------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount previously paid:

    --------------------------------------------------------------
    (2)   Form, schedule or registration statement number:

    --------------------------------------------------------------
    (3)   Filing party:

    --------------------------------------------------------------
    (4)   Date filed:

    --------------------------------------------------------------

                                PHOTRONICS, INC.
                            1061 EAST INDIANTOWN ROAD
                             JUPITER, FLORIDA 33477
                                 (561) 745-1222


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 21, 2001


                                  -------------


TO THE SHAREHOLDERS OF PHOTRONICS, INC.



      Notice is hereby given that the Annual Meeting of Shareholders of Photronics, Inc. will be held in the Whitney Room at The Inter-Continental Hotel, 111 East 48th St., New York, NY 10017 on March 21, 2001, at 10:00 a.m. local time, for the following purposes:


1) To elect six (6) members of the Board of Directors, each to serve until the next annual meeting; and


2) To transact such other business as may properly come before the meeting or any adjournments thereof.


      The Board of Directors has fixed February 12, 2001 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.



                                       By Order of the Board of Directors



                                                James A. Eder
                                                 Secretary




February 22, 2001

                                PHOTRONICS, INC.
                            1061 EAST INDIANTOWN ROAD
                             JUPITER, FLORIDA 33477
                                 (561) 745-1222

                         ------------------------------

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 21, 2001


                               GENERAL INFORMATION

      The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Photronics, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on March 21, 2001, at 10:00 a.m. local time in the Whitney Room at The Inter-Continental Hotel, 111 East 48th St., New York, NY 10017, or any adjournments or postponements thereof (the "Annual Meeting"). This proxy statement and the enclosed proxy card are first being sent or given to shareholders on or about February 22, 2001.


VOTING BY PROXY

      The persons named as proxies on the accompanying proxy card have informed the Company of their intention, if no contrary instructions are given, to vote the shares of the Company's common stock ("Common Stock") represented by such proxies for the election as directors of the Company of those persons named as management's nominees; and in accordance with their best judgment on any other matters which may come before the Annual Meeting. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as set forth in the notice.

      Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a properly executed proxy bearing a later date; or (c) appearance by the shareholder at the Annual Meeting and his or her request to revoke the proxy. Any such notice or proxy should be sent to Photronics, Inc., 1061 East Indiantown Road, Jupiter, Florida 33477, Attention: Secretary. Appearance at the Annual Meeting without a request to revoke a proxy will not revoke a previously executed and delivered proxy.


QUORUM; REQUIRED VOTES

      Only shareholders of record at the close of business on February 12, 2001 are entitled to notice of and to vote at the Annual Meeting. As of February 12, 2001, there were 29,816,627 shares of Common Stock issued and outstanding, each of which is entitled to one vote. At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Common Stock will be necessary to constitute a quorum. Unless otherwise noted in this proxy statement, all matters to come before the Annual Meeting that are listed in the Notice of Meeting require, to be approved, the affirmative vote of a majority of those shares, present in person or by proxy and voting at the Annual Meeting, assuming that a quorum is present. Abstentions will be considered as present but will not be considered as votes in favor of any matter; broker non-votes will not be considered as present for the matter as to which the shares are not voted.


                               OWNERSHIP OF COMMON
                          STOCK BY DIRECTORS, NOMINEES,
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

      To the best knowledge of the Company based on information filed with the Securities and Exchange Commission ("SEC") and the Company's stock records, the following table sets forth the beneficial ownership of the Common Stock as of February 12, 2001, by (i) beneficial owners of more than five percent of the Common Stock, (ii) each director, (iii) each nominee for election as a director,
(iv) each executive officer named in the summary compensation table set forth below, and (v) all directors and executive officers of the Company as a group.

      NAME AND ADDRESS                  AMOUNT AND NATURE OF        PERCENTAGE
      OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)      OF CLASS
    Robert J. Bollo                          68,957 (2)                *
     1061 East Indiantown Road
     Jupiter, FL  33477

    James A. Eder                               200                    *
     1061 East Indiantown Road
     Jupiter, FL  33477

    Walter M. Fiederowicz                    55,480 (2) (3)            *
     39 Painter Hill Road
     Woodbury, CT  06798

    Joseph A. Fiorita, Jr.                   56,100 (2) (4)            *
     146 Deer Hill Avenue
     Danbury, CT  06810

    James L. Mac Donald                     638,948 (2)               2.14
     2428 Ontario Street
     Burbank, CA 91504

    James R. Northup (7)                     43,803                    *
     1061 East Indiantown Road
     Jupiter, FL  33477

      NAME AND ADDRESS                  AMOUNT AND NATURE OF        PERCENTAGE
      OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)      OF CLASS
    Constantine S. Macricostas             2,630,446 (2) (5)          8.8
     1061 East Indiantown Road
     Jupiter, FL  33477

    Macricostas Partners, L.P.                2,280,000               7.6
     1122 Bel Air
     Allen, Texas  75013

    Willem D. Maris                            6,000                   *
     De Run 1110
     5503 La Veldhoven
     The Netherlands

    Michael J. Yomazzo                     377,134 (2)(6)             1.3
     1061 East Indiantown Road
     Jupiter, FL 33477

    High Rock Capital LLC                   1,898,780 (8)             6.3
    High Rock Asset Management LLC
     28 State Street
     18th Floor
     Boston, MA 02109

    Directors and Executive Officers       6,157,068 (9)             20.6
       as a group
     (nine persons)

    -------------
     *  Less than 1%
    -------------

(1) Except as otherwise indicated, the named person has the sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name.

(2) Includes shares of Common Stock subject to stock options exercisable as of February 12, 2001 (or within 60 days thereof) as follows: Mr. Bollo 68,500; Mr. Fiederowicz 36,500; Mr. Fiorita 56,100; Mr. Macricostas 102,500; Mr. Mac Donald 192,436; and Mr. Yomazzo 161,100. Also includes shares subject to forfeiture under restricted stock award grants as follows: Mr. Fiederowicz 3,000, Mr. Maris 3,750 and Mr. Fiorita 3,000.

(3) Includes 12,050 shares owned by the wife of Mr. Fiederowicz and 800 shares owned by his child, as to which shares he disclaims beneficial ownership.

(4) Includes 300 shares owned by the wife of Mr. Fiorita, as to which shares he disclaims beneficial ownership.

(5) Includes 34,000 shares held by the wife of Mr. Macricostas as to which shares he disclaims beneficial ownership. Also includes 2,280,000 shares owned by Macricostas Partners, L.P., of which Mr. Macricostas is a limited partner and 50,618 shares owned by the corporate general partner of such partnership of which Mr. Macricostas is President, a director and a significant shareholder. Mr. Macricostas disclaims beneficial ownership of those shares not represented by his ownership interests.

(6) Includes 46,000 shares held by the wife of Mr. Yomazzo as to which shares he disclaims beneficial ownership. Also includes 86,000 shares owned by Yomazzo Associates Limited Partnership of which Mr. Yomazzo is a general partner and a limited partner. Mr. Yomazzo disclaims beneficial ownership of those shares not represented by his ownership interests.

7) Mr. Northup resigned as the President of the Company in July 2000.

8) According to a Schedule 13G dated February 12, 2001, High Rock Capital LLC ("HRC") and High Rock Asset Management LLC ("HRAM") reported that HRAM has sole voting and dispositive power over 178,890 shares of Common Stock and HRC has sole voting power over 1,418,700 and sole dispositive power over 1,719,800 shares of Common Stock.

9) Includes the shares listed in notes (2), (3), (4), (5), (6) and (7) above.



                                     ITEM 1
                              ELECTION OF DIRECTORS


      A board of six directors is to be elected at the Annual Meeting to serve until the 2002 annual meeting of shareholders and until their successors are elected and qualified. The names of, and certain information with respect to, the nominees for election as directors are set forth below.

      If, for any reason, any of the nominees shall become unable to stand for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. The Company has no reason to believe that any nominee will be unable to serve as a director.

The Board of Directors recommends a vote `FOR" the election of each of the following nominees:

Nominees:


                                                     DIRECTOR
         NAME AND (AGE)                                SINCE          POSITION WITH THE COMPANY
    Walter M. Fiederowicz..............................1984                   Director
          (54 years)

    Joseph A. Fiorita, Jr..............................1987                   Director
          (56 years)

    James L. Mac Donald................................2000              President, Director
          (54 years)

    Constantine S. Macricostas.........................1974            Chief Executive Officer,
          (65 years)                                                    Chairman of the Board

    Willem D. Maris....................................2000                   Director
          (61 years)

    Michael J. Yomazzo.................................1977                Vice Chairman of
          (58 years)                                                          the Board


      In addition to the information set forth in the table above, the following provides certain information about each director and nominee for election, including his principal occupation for at least the past five years.

      Walter M. Fiederowicz has been a private investor and consultant since August 1997. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., the holding company of World Airways, Inc., a provider of long-range passenger and cargo air transportation services to major airlines, and of InteliData Technologies Corporation, a provider of caller identification based telecommunications devices, smart telephones and on-line electronics information services. Mr. Fiederowicz served as Chairman of Colonial Data Technologies Corp., a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation, from August 1994 to March 1996. He also currently serves as Chairman of the Board of Meacock Capital, PLC, an investment vehicle for the Lloyd's insurance market and serves as a director of First Albany Companies, Inc., the parent of a broker-dealer. Mr. Fiederowicz is a member of the Audit, Compensation and Executive Committees.

      Joseph A. Fiorita is a partner in Fiorita, Kornhaas and Van Houten, P.C., an independent certified public accounting firm located in Danbury, Connecticut. Mr. Fiorita is Chairman of the Audit Committee and a member of the Compensation Committee.

      Constantine S. Macricostas is the Chief Executive Officer and Chairman of the Company. From August 1997 to June 2000 he was the Chairman of the Board of the Company, and also served as Chief Executive Officer of the Company from 1974 until August 1997. Mr. Macricostas also serves as a director of Nutmeg Federal Savings and Loan Association, and the DII Group, Inc., a provider of integrated electronic manufacturing products and services. Mr. Macricostas is Chairman of the Executive Committee.

      Willem D. Maris was President and Chief Executive Officer of ASM Lithography Holding N.V. from June 1990 until his retirement in January 2000. Headquartered in the Netherlands, ASML develops, manufactures, markets and services advanced lithography projection systems for the fabrication of integrated circuits. He is a director of MEMC Electronic Materials, Inc., FSI International, Inc. and Chairman of the Supervisory Board of BE Semiconductor Industries N.V. Mr. Maris is a member of the Audit and Strategic Alliance & Planning Committees.

      James L. Mac Donald is the President of the Company, a position he has held since July 17, 2000. Previously, he was Chairman, Chief Executive Officer and President of Align-Rite International, Inc., a company which merged with the Company in June 2000.

      Michael J. Yomazzo retired as an employee of the Company on January 31, 2001. Prior to that date he was the Vice Chairman of the Company since January 1, 1999. He served as Chief Executive Officer of the Company from August 1997 until December 31, 1998 and as President from January 1994 until December 31, 1998. From November 1990 until January 1994, he served as Executive Vice President and from July 1989 until November 1990, he served as Senior Vice President-Finance and Planning. Mr. Yomazzo is a director of Summit Bank Connecticut and ATMI, Inc. Mr. Yomazzo is a member of the Executive and Strategic Alliance & Planning Committees.

                      MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors met ten (10) times during the 2000 fiscal year. During fiscal 2000, each director attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which such director served.

      The Company's Board of Directors has Audit, Executive, Compensation and Strategic Alliance & Planning Committees.

      The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan for and results of their auditing engagement and the independence of such accountants. All members of this Committee are non-employee directors. The full text of the Audit Committee's Charter is set forth in Appendix A. The Audit Committee held four
(4) meetings during the 2000 fiscal year.

      The Compensation Committee's functions include establishing compensation, policies and programs for the executive officers of the Company and administration of the Company's stock plans. The Compensation Committee held four (4) meetings during the 2000 fiscal year.

      The Executive Committee, with certain exceptions, may exercise all of the authority of the Board between regular meetings of the entire Board. The Executive Committee did not meet formally during this past fiscal year.

      The Strategic Alliance & Planning Committee reviews and provides recommendations to the entire Board on various matters relating to strategic alliances and long-range planning for the Company's business. This Committee met once during the 2000 fiscal year.

      The Company does not have a nominating committee.


AUDIT COMMITTEE REPORT

      The Audit Committee is composed of three directors, each of whom is independent as defined by the listing standards of the NASD. The Board has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A.

      For the fiscal year ended October 31, 2000, the Audit Committee has reviewed and discussed the audited financial statements with management, has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380) and has received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent accountants the independence of the independent accountants. Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2000 be included in the Company's Annual Report on Form-10K for filing with the Securities and Exchange Commission.

This report is submitted by:

      Joseph Fiorita, Jr.           Walter Fiederowicz     Willem Maris
      Chairman

                             EXECUTIVE COMPENSATION


      The following table sets forth certain information regarding compensation paid or accrued by the Company for services rendered for each of the three fiscal years during the period ended October 31, 2000 to each of the individuals who served (i) as the Chief Executive Officer, during the 2000 fiscal year, and
(ii) the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (such executives are collectively referred to as the "Named Executives").

                           SUMMARY COMPENSATION TABLE

=======================================================================================
                                            Annual       Long - Term
                                         Compensation    Compensation        All
                                      ----------------------------------    Other
                                                            Stock        Compensation
 Name/Principal Position        Year   Salary    Bonus      Options          ($)
                                         ($)      ($)        (#)             (1)
---------------------------------------------------------------------------------------
 Constantine S. Macricostas    2000    167,500  123,500      5,000          80,870
 Chairman, Chief Executive     1999    181,836     0           0            78,200
 Officer  (2)                  1998    295,000   5,673       5,000          79,992
---------------------------------------------------------------------------------------
 Michael J. Yomazzo            2000    167,500   40,000      5,000          60,583
 Vice Chairman                 1999    189,529     0           0            57,841
                               1998    325,000   31,250     165,000        60,042
---------------------------------------------------------------------------------------
 James L. Mac Donald           2000    258,365   30,000      50,000         43,695
 President (3)
---------------------------------------------------------------------------------------
 Robert J. Bollo               2000    175,027   75,000      75,000         5,695
 Senior Vice President,        1999    150,939     0         7,500          3,019
 and Chief Financial Officer   1998    150,480   22,896        0            3,010
---------------------------------------------------------------------------------------
 James R. Northup              2000    247,207     0         12,500         19,582
 Former President (4)          1999    253,470     0           0            25,729
=======================================================================================


(1) Represents primarily (i) premiums paid on life insurance policies owned by each of the Named Executives, as to which the Company shall be entitled to be repaid unless the respective individual satisfies certain length of service requirements; and (ii) matching contributions made by the Company pursuant to the Company's 401(k) Savings and Profit Sharing Plan. The amount of premiums paid in the 2000 fiscal year were as follows: Mr. Macricostas $75,120; Mr. Yomazzo $55,120; Mr. Mac Donald $40,295; Mr. Bollo $120 and Mr. Northup $14,119. The matching 401(k) contributions made during fiscal year 2000 were as follow: Mr. Macricostas, $3,400; Mr. Yomazzo, $3,400; Mr. Mac Donald, $3,400; Mr. Bollo, $3,400 and Mr. Northup, $3,400.
(2) Mr. Macricostas was elected the Company's Chief Executive Officer in July 2000.
(3) Mr. Mac Donald was elected President of the Company in July 2000. Mr. Mac Donald was the President, Chief Executive Officer and Chairman of Align-Rite International, Inc., prior to the merger of that company with the Company in June 2000.
(4) Mr. Northup resigned as the President of the Company in July 2000. The compensation for fiscal year 2000 includes severance payments made during that fiscal year.

STOCK OPTIONS

      The Company maintains stock option plans which allow for the grant of stock options and restricted stock awards to directors and executive officers of the Company as well as other employees of the Company. The Company's stock option plans do not provide for the issuance of stock appreciation rights ("SAR'S"). The following table sets forth certain information with respect to
(i) options granted to the Named Executives during the 2000 fiscal year, and
(ii) the value of such options at assumed annual rates of stock price appreciation.


                  OPTION GRANTS IN LAST FISCAL YEAR

===========================================================================================

                                                                      Potential
                          Individual Grants                           Realizable Value at
                                                                      Assumed Annual
                                                                      Rates of Stock
                                                                      Price Appreciation
                                                                      for Option
                                                                      Term (3)
-------------------------------------------------------------------------------------------
Name             Number of     % of Total   Exercise or  Expiration         5% / 10%
                 Securities    Options      Base Price   Date                  $
                 Underlying    Granted To   ($/Share)
                 Options       Employees    (2)
                 Granted (1)   in Fiscal
                               Year
-------------------------------------------------------------------------------------------
Constantine          5,000         0.6         22.125       5/3/10       69,575/176,325
Macricostas
-------------------------------------------------------------------------------------------

Michael J.           5,000         0.6         22.125       5/3/10      69,575 / 176,325
Yomazzo
-------------------------------------------------------------------------------------------

James L.            50,000         5.9         26.250       6/7/10    825,500 / 2,092,000
Mac Donald
-------------------------------------------------------------------------------------------

Robert J.           75,000         8.8         23.625      7/27/10    1,114,125 / 2,824,125
Bollo
-------------------------------------------------------------------------------------------

James R.            12,500         1.5         28.50         N/A              N/A
Northup (4)
===========================================================================================

(1) The option vests over four years in four equal annual installments. The Board of Directors may accelerate the vesting of the option if the Company merges or consolidates with another company, sells substantially all of its assets, or a "Change in Control" involving the Company occurs.
(2)   All options were granted at the fair market value.
(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(4) Mr. Northup resigned as the President of the Company in July 2000. Accordingly, these options were cancelled in fiscal 2000.


      The following table sets forth certain information with respect to options exercised during the 2000 fiscal year by the Named Executives and the value of options held by the Named Executives on October 31, 2000.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

-----------------------------------------------------------------------------------------------
                                                   Number of Securities    Value of Unexercised
                                                        Underlying            In-the-Money
                         Shares                   Unexercised Options at   Options at Fiscal
                        Acquired                    Fiscal Year End        Year End ($) (2)
                           on          Value      ----------------------   --------------------
  Name                  Exercise      Realized        Exerciseable/          Exerciseable/
                           (#)         ($) (1)        Unexerciseable         Unexerciseable
-----------------------------------------------------------------------------------------------
 Constantine
 Macricostas               -0-           -0-          102,500 / 7,500        607,208 / 25,907

 Michael J.
 Yomazzo                 109,200      3,884,401       161,100 / 22,500       487,642 / 25,907

 James L.
 Mac Donald                -0-           -0-          205,186 / 50,000       2,891,459 / N/A

 Robert J.
 Bollo                     -0-           -0-           66,875 / 80,625        530,688 / 1,057

 James R.
 Northup                  95,500      1,229,886           N/A - N/A               N/A - N/A

-----------------------------------------------------------------------------------------------


(1) Represents the difference between the closing price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Based upon the fair market value share price of $18.313 at fiscal year end, less the share price to be paid upon exercise.

CERTAIN AGREEMENTS

      Mr. Yomazzo retired as an employee of the Company on January 31, 2001. In accordance with his consulting agreement, Mr. Yomazzo has agreed to make himself available to provide consulting services to the Company of up to ten hours per month for a period of three (3) years from his date of retirement, at an annual retainer of $125,000. Mr. Yomazzo is eligible to receive medical benefits, on the same terms as active employees of the Company. In addition, the Company has agreed to continue to pay premiums for four years on an insurance policy owned by Mr. Yomazzo and the Company has waived its rights to receive a refund of premiums previously paid by the Company under that policy. Mr. Yomazzo has also agreed that during the term of the consulting agreement he will not be employed by or otherwise engage in any activity that competes with the Company's business.

      Mr. Mac Donald's employment agreement provides, among other things, that he is entitled to a base annual salary of $300,000 and receive certain employee benefits, including those described in the Summary Compensation Table. In the event that the Company terminates his employment other than for "Cause" (as defined in the agreement), he will be entitled to receive a payment equal to approximately two times his annual base salary and prior year's bonus to be paid over a period of two (2) years. During such period, he will not engage in any competitive activity with the Company. This agreement expires in March 2002. The agreement also provides that he will not disclose Company confidential information during or after the term of the agreement. Mr. Mac Donald has agreed that he will not terminate his agreement for a period of 12 months after the closing of the Align-Rite merger based upon a "change of control".

      Mr. Bollo's three year employment agreement provides that he is entitled to a base salary of $225,000, a guaranteed bonus of $65,000 for fiscal 2001, and other benefits comparable to those received by the other Named Executives. Subject to the approval of the Company's Compensation Committee, he is also entitled to receive in fiscal 2001 a stock option award for 25,000 shares of the Company's common stock. If he is terminated by the Company, other than for "Cause", he shall be entitled to a payment equal to Mr. Bollo's current base salary and to be paid out over a period of twelve months. Mr. Bollo has agreed not to engage in any activity that competes with the Company's business during the term of the agreement and for one year thereafter.

      The employment agreements of Messrs. Bollo and Mac Donald also provide for severance payments in the event of their involuntary termination of employment following a "change of control" of the Company.

      Mr. Macricostas' employment agreement provides that if he is terminated under certain conditions, he will be entitled to continued salary and benefits for one year. In addition, the agreement provides for him to serve as a consultant to the Company upon his retirement for a period of three (3) years for a consulting fee of $175,000 per year.

      In accordance with his employment agreement, Mr. Northup continues to receive monthly payments and Company-sponsored benefits through July 17, 2002 equal to his monthly base salary and benefits prior to leaving the employ of the Company.

                             DIRECTORS' COMPENSATION

      Directors who are not employees of the Company receive a fee of $2,500 for each director's meeting attended and are granted a restricted stock award of 3,000 shares per year. The restrictions on these awards lapse quarterly over the one-year service period. From time to time, non-employee directors may also be granted stock options. The Chairman of the Audit Committee receives a monthly fee of $3,000.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION


COMPENSATION PHILOSOPHY

      The Compensation Committee of the Board of Directors (the "Committee") was established in 1992 and is responsible for the establishment of executive compensation and administration of the Company's stock plans.

      The Committee's philosophy is that executive compensation must be competitive with other comparable employers to insure that qualified employees can be attracted and retained and that the Company's compensation practices should provide incentives and rewards for achieving or exceeding goals and for creating a return to the Company's shareholders. The Committee uses three components to achieve these goals: base salary, bonuses and stock-based awards.

      The Committee evaluates and establishes base salary levels in light of economic conditions and comparisons to other similarly situated companies. Bonuses, if any, are dependent upon an evaluation of the Company's performance and achievement of its financial and other goals during the relevant period, and the achievement of specific objectives of each executive officer. Stock options awards, which the Committee believes provide a strong link between executive compensation and shareholder return, are used to provide long-term incentives based on shareholder return.

      In establishing compensation levels for the executive officers of the Company, including the Named Executives, the Committee considers compensation at companies in the electronics industries with similar levels of sales and capital. The companies considered were not necessarily the same as those included in the performance chart below due to the difference in the size of the companies considered. The Committee adjusts executive compensation in connection with this review. Generally, the Committee believes that its expectation of performance of the Company and its executive officers should allow executive compensation to fall within the median to 75th percentile of compensation of this comparison group. The Committee believes that its three-part approach provides reasonable compensation to the executives which is aligned with the Company's needs and results and balances both short and long-term goals.

      Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct certain compensation (in excess of $1,000,000 per year per person) paid to the Named Executives unless certain formal requirements are satisfied. The Committee believes, however, that its ability to subjectively evaluate executive officer performance is an important part of its function and its ability to provide incentives. Additionally, compensation paid to the Named Executives has historically not exceeded deductibility limits under Section 162(m). Accordingly, the Committee has not required that all compensation programs comply with Section 162(m), although the Committee considers compliance in establishing individual compensation components.


2000 EXECUTIVE COMPENSATION

      The Committee considered the factors discussed above in determining executive compensation for the 2000 fiscal year.

      In July 2000, The Board of Directors realigned its senior management and dissolved the Office of the Chief Executive that had been in existence since January 1999. Mr. Macricostas, the Company's Chairman of the Board, was elected to the position of Chief Executive Officer, a position that had been vacant since December 1998. From 1974 to August 1997, Mr. Macricostas had been the Company's Chief Executive Officer.

      Upon his election to the position of Chief Executive Officer, Mr. Macricostas annual base salary continued through fiscal year 2000 at the same level of annual compensation that he was earning prior to assuming his new position and responsibilities. Mr. Macricostas was awarded a bonus of $33,500 as a result of the Company's fiscal year 2000 financial performance and a special bonus of $90,000 for his efforts in completing two strategic acquisitions, the Align-Rite merger in June 2000 and the acquisition in July 2000 of Precision Semiconductor Mask Corporation.


      Respectfully submitted,


                                        Walter M. Fiederowicz, Chairman
                                        Joseph A. Fiorita, Jr.

                                PERFORMANCE GRAPH


      The following graph compares the yearly percentage change at October 31(*) of the indicated year in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on (i) securities traded on the NASDAQ market, and (ii) publicly-traded securities of companies which have indicated that their business falls within Standard Industrial Classification (SIC) Code 367 (Electronic Components and Accessories) (the "Peer Index"). The graph assumes that $100 was invested on October 31, 1995 in the Company's Common Stock, in NASDAQ market index and in the Peer Index, and that all dividends were reinvested. Although the Company believes this graph reflects favorably on the Company, it does not believe that the comparison is necessarily useful in determining the quality of the Company's performance or in establishing executive compensation.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG PHOTRONICS, INC., NASDAQ OVER-THE-COUNTER SECURITIES
                 AND PUBLICLY-TRADED COMPANIES WITH SIC CODE 367
    -------------------------------------------------------------------------

                                [OBJECT OMITTED]


       -------------------------------------------------------------------------
                        OCT-95   OCT-96    OCT-97    OCT-98    OCT-99   OCT-00
       -------------------------------------------------------------------------
         PHOTRONICS     $100      $92      $145      $148      $142     $153
            INC.
       -------------------------------------------------------------------------

        NASDAQ STOCK    $100     $118      $155      $174      $294     $331
         MKT INDEX
       -------------------------------------------------------------------------

        SIC CODE 367    $100     $115      $160      $165      $338     $491
       -------------------------------------------------------------------------

      THE SIC CODE 367 PEER INDEX CONSISTS OF ALL PUBLICLY TRADED US COMPANIES WITH SIC CODE 3671-3679.

      *Commencing in fiscal 1997, the Company's formal fiscal year end is determined in accordance with a 52-week fiscal year. However, for consistency in reporting periods, a nominal year end of October 31st has been used in the presentation.

                              CERTAIN TRANSACTIONS


      The Company leased a building at one of its manufacturing facilities and a contiguous parcel of land from entities controlled by Constantine S. Macricostas, the Chief Executive Officer, and Chairman of the Board of the Company. The rent paid to these entities for the fiscal year ended October 31, 2000 was approximately $107,000.

      Financing for construction of such leased building and the acquisition of certain equipment was provided through the sale of industrial development bonds issued by the Connecticut Development Authority (the "CDA"). As lessee, the Company was obligated to serve as guarantor of certain of the bonds issued by the CDA. As of October 31, 2000 there was outstanding a total of approximately $299,000 in principal amount of industrial development bonds for which the Company is a guarantor.

      The Company believes that the terms of the transactions described above with affiliated persons were negotiated at arm's-length and were no less favorable to the Company than the Company could have obtained from non-affiliated parties.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors has appointed Deloitte & Touche LLP to serve as the independent certified public accountants for the Company for its 2001 fiscal year. Deloitte & Touche LLP has served as the Company's independent certified public accountants since July 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                                   AUDIT FEES

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended October 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $249,250.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      Deloitte did not provide any professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended October 31, 2000.

ALL OTHER FEES

      The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended October 31, 2000 were $697,740.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Annual Meeting, the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file an initial report of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all filing requirements applicable to its officers, directors and ten percent shareholders were satisfied.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals intended for inclusion in the Company's proxy statement for the 2002 Annual Meeting of Shareholders must be received by the Company no later than October 26, 2001 and must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting. In addition, for shareholder proposals to be presented at the 2002 annual meeting of shareholders without inclusion in the Company's proxy statement for that year, notice of such proposal must be received by the Company no later than January 9, 2002 to prevent the Company from being able to exercise its discretionary voting authority with respect to that proposal (subject to the rights of the Company and the proponent contained in the federal proxy rules). Proposals may be mailed to Photronics, Inc. to the attention of James A. Eder, Secretary, 1061 East Indiantown Road, Jupiter, Florida 33477.

                    SOLICITATION OF PROXIES AND COSTS THEREOF

      This proxy solicitation is being made by the Board of Directors of the Company and the cost of such solicitation of proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or cable. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.



                                             By order of the Board
                                                 of Directors



                                                 James A. Eder
                                                   Secretary
February 22, 2001

[LOGO PHOTRONICS]


                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee of the board of directors of Photronics, Inc. (the "Company"). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors to modify or amend the charter; otherwise, the charter shall continue in effect from year to year. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they satisfy the audit committee independent director requirements of the NASDAQ's listing standards (the "Listing Standards"). All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise, as required by the Listing Standards.

STATEMENT OF POLICY

The audit committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders of the Company relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of the committee's activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee's policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting and ethical standards.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the board that the board replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

o The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of the auditors' examinations.

o The committee shall review the interim unaudited financial statements with management and the independent auditors prior to the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any others matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                      PROXY



                                PHOTRONICS, INC.

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 21, 2001
               ---------------------------------------------------


The undersigned hereby appoints Robert J. Bollo, James A. Eder and Constantine
S. Macricostas, or any one or more of them acting in the absence of the others, with full power of substitution, as proxies of the undersigned, and hereby authorizes each or any of them to vote, as designated below, all shares of common stock of Photronics, Inc., which the undersigned is entitled to vote if personally present at the 2001 Annual Meeting of Shareholders of Photronics, Inc. to be held at 10:00 a.m. on March 21, 2001 in the Whitney Room at The Inter-Continental Hotel, 111 East 48th St., New York, NY, and at any adjournments or postponements thereof.

1) To elect the following six (6) persons as directors:

Walter M. Fiederowicz           Constantine S. Macricostas
Joseph A. Fiorita, Jr.          Willem D. Maris
Michael J. Yomazzo              James L. Mac Donald

+  FOR all nominees listed above (except as marked to the contrary below).
-  WITHHOLD AUTHORITY to vote for all nominees listed above.

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME BELOW:

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2) In their discretion, such other business as may properly come before the meeting or any adjournments or postponements thereof.


                 (PLEASE DATE AND SIGN PROXY CARD ON OTHER SIDE)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED (OR NOT VOTED) ON ITEMS 1 AND 2 AS DIRECTED BY THE SHAREHOLDER, BUT IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH ITEM. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS.

PLEASE SIGN AS NAME(S) APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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Signature(s)

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Signature(s)

Dated:____________________ , 2001


Please mark, sign, date and return this proxy card using the enclosed envelope.